EXECUTION

AMENDMENT NO. 1
to
CREDIT AGREEMENT
This Amendment No. 1 to Credit Agreement, dated as of November 13, 2019 (this "Amendment"), is entered into by and among Urban One, Inc. (f/k/a Radio One, Inc.), a Delaware corporation (the "Borrower"), Wells Fargo Bank, National Association, as administrative agent (in such capacity, "Agent") for the Lenders (as defined in the Credit Agreement referred to below), and the Lenders.
RECITALS
WHEREAS, the Borrower, Agent and Lenders are parties to that certain Credit Agreement, dated as of April 21, 2016, including all exhibits and schedules thereto (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement");
WHEREAS, the Borrower has requested that Agent and Lenders make certain accommodations and amend the Credit Agreement, in each case, as and to the extent set forth in this Amendment, and Agent and Lenders are willing to agree to the foregoing as and to the extent, and solely as and to the extent, and subject to the terms and conditions set forth in this Amendment; and
WHEREAS, this document shall constitute a Loan Document and these Recitals shall be construed as part of this Amendment.
NOW THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and of the Loans and other extensions of credit heretofore, now or hereafter made to, or for the benefit of, the Borrower by Lenders, the Borrower, Agent and Lenders hereby agree as follows:
1. Definitions.  Capitalized terms used in this Amendment shall have the same meanings ascribed to them in the Credit Agreement.
2. Amendments to Credit Agreement and the other Loan Documents.  The Credit Agreement and the Loan Documents shall be amended as follows:
2.1. Applicable Margin. The definition of "Applicable Margin" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
""Applicable Margin" shall mean, as of any date of determination and with respect to Base Rate Loans or LIBOR Loans, as applicable, the applicable margin set forth in the following table that corresponds to the Average Availability of the Borrower for the most recently completed Fiscal Quarter; provided, that any time an Event of Default has occurred and is continuing, the Applicable Margin shall be set at the margin in the row styled "Level III":
Level	Average Availability	Applicable Margin Relative to Base Rate Loans	Applicable Margin Relative to LIBOR Loans
I	Greater than two thirds of the Revolving Loan Limit	0.50%	1.75%
II	Greater than one third of the Revolving Loan Limit but less than or equal to two thirds of the Revolving Loan Limit	0.75%	2.00%
III	Less than or equal to one third of the Revolving Loan Limit	1.00%	2.25%
Except as expressly provided above, the Applicable Margin shall be re-determined as of the first day of each Fiscal Quarter of the Borrower."
2.2. Financial Covenant Triggering Event.  The definition of "Financial Covenant Triggering Event" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
""Financial Covenant Triggering Event" shall mean the failure of the Borrower to maintain Availability equal to or greater than $7,500,000 at any time.  For purposes hereof, the occurrence of a Financial Covenant Triggering Event shall be deemed continuing until Availability has equaled or exceeded $7,500,000 for sixty (60) consecutive days, in which case, a Financial Covenant Triggering Event shall no longer be deemed to be continuing for purposes of this Agreement."
2.3. Maturity Date.  The definition of "Maturity Date" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
""Maturity Date" shall mean the earlier to occur of (a) April 21, 2021 and (b) the date that is thirty (30) days prior to the earlier to occur of (i) the Term Loan Maturity Date (as defined in the Term Loan Credit Agreement as in effect on the Effective Date or as the same may be extended in accordance with the terms of the Term Loan Credit Agreement), and (ii) the Stated Maturity (as defined in the Senior Secured Notes Indenture (as defined in the Term Loan Credit Agreement)) of the Notes (as defined in the Senior Secured Notes Indenture as in effect on the Effective Date or as the same may be extended in accordance with the terms of the Senior Secured Notes Indenture)."
2.4. Revolving Loan Limit.  The definition of "Revolving Loan Limit" in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
""Revolving Loan Limit" shall mean $37,500,000, as such amount may be decreased by the amount of reductions in the Revolving Loan Commitment Amount made in accordance with Section 2.01(d) of this Agreement."
2.5. Section 1.01 of the Credit Agreement is hereby amended by inserting the following defined terms in the appropriate alphabetical order:
"First Amendment" means that certain Amendment No. 1 to Credit Agreement, dated as of November 13, 2019, among the Borrower, Agent and Lenders.
"First Amendment Effective Date" means November 13, 2019.
2.6. Letters of Credit.  Section 2.04(a)(ii) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(ii) the Letter of Credit Usage would exceed $7,500,000, or"
2.7. Schedule 1.01A of the Credit Agreement is hereby amended and restated in its entirety to read as set forth on Exhibit 1 attached hereto.
3. Conditions Precedent to Effectiveness.  The effectiveness of this Amendment is expressly conditioned upon the satisfaction of the following conditions precedent:
3.1. Amendment.  Agent's receipt of counterparts of this Amendment, duly executed by the Borrower, the Agent and the Required Lenders.
3.2. Minimum Availability.  Both before and immediately after giving effect to this Amendment and the payment of all fees and expenses required to be paid by the Borrower on the First Amendment Effective Date under this Amendment, the Borrower shall have Availability of not less than $20,000,000.
3.3. Amendment Fee; Expenses  Agent's receipt of (i) the amendment fee as set forth in Section 4 of this Amendment and (ii) costs and expenses as set forth in Section 8 of this Amendment.
3.4. No Defaults.  Both before and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing.

4. Amendment Fee.  In addition to any other fees payable under the Credit Agreement, in consideration of the agreements as provided for hereunder, the Borrower shall pay to Agent, for the benefit of Lenders, an amendment fee in the amount of $31,250.  The amendment fee shall be fully earned and payable as of the date hereof and may be charged to the Borrower's account maintained with Agent on the First Amendment Effective Date.
5. Representations and Warranties.  The Borrower hereby represents and warrants to Agent and Lenders that:
5.1. The execution, delivery and performance by the Borrower of this Amendment has been duly authorized by all necessary corporate action, and this Amendment constitutes the legal, valid and binding obligation of the Borrower enforceable against the Borrower in accordance with its terms, except to the extent the enforcement hereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally or to general principles of equity (regardless of whether enforcement is sought in equity or at law).
5.2. The Borrower hereby represents, warrants and reaffirms that the Credit Agreement and each of the other Loan Documents remain in full force and effect.
6. Reference to and Effect Upon the Credit Agreement and the Other Loan Documents.
6.1. Full Force and Effect.  Except as specifically provided herein, the Credit Agreement and each other Loan Document shall remain in full force and effect and each is hereby ratified and confirmed by the Borrower.
6.2. No Waiver.  The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition, or to any waiver or modification of any term or condition (except as specifically provided in this Amendment) of the Credit Agreement or any other Loan Document or (ii) prejudice any right, power or remedy which the Agent or any Lender now has or may have in the future under or in connection with the Credit Agreement or any other Loan Document.
6.3. Certain Terms.  Each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or any other word or words of similar import shall mean and be a reference to the Credit Agreement as modified by this Amendment.  Each reference in any other Loan Document to the Credit Agreement or any word or words of similar import shall be and mean a reference to the Credit Agreement as modified by this Amendment.
7. Counterparts.  This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original but all such counterparts shall constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by telecopier or "pdf" shall be as effective as delivery of a manually executed counterpart signature page to this Amendment.
8. Costs and Expenses.  As provided in the Credit Agreement, the Borrower shall pay the fees and documented out-of-pocket costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, reasonable attorneys' fees).
9. GOVERNING LAW.  THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES.
10. Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BORROWER:
URBAN ONE, INC.
By:
Name:
Title:

[Signatures Continued from Previous Page]

AGENT AND LENDER:
WELLS FARGO BANK, NATIONAL ASSOCIATION
By:
Name:
Title:   Duly Authorized Signatory

Exhibit 1
to
Amendment No. 1 to Credit Agreement

Schedule 1.01A

Revolving Loan Commitment
Lender	Revolving Loan Commitment	Percentage
Wells Fargo Bank, National Association	$37,500,000	100%
TOTAL:	$37,500,000	100%